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                                                                   EXHIBIT 23.02
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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     We consent to the incorporation by reference of this Registration Statement of First Financial Corporation and subsidiaries on Form S-4 of our report dated February 9, 1996, on our audits of the consolidated financial statements of First Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND, L.L.P.
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Coopers & Lybrand, L.L.P.
Indianapolis, Indiana
June 7, 1996